Exhibit 99.1

Contact:Anthony D. Ishaug

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

THIRD QUARTER RESULTS

Minneapolis, MN (October 16, 2024)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended September 28, 2024 of $11,120,700 or $3.03 per share diluted compared to net income of $11,149,800 or $3.05 per share diluted in 2023. For the nine months ended September 28, 2024, net income was $30,371,200 or $8.29 per share diluted compared to net income of $30,461,300 or $8.40 per share diluted for the same period last year. Results during the quarter and nine months were impacted by the Company’s decision in May 2021 to run-off its leasing portfolio.

Winmark - the Resale Company®, is a nationally recognized franchisor focused on sustainability and small business formation.  We champion and guide entrepreneurs interested in operating one of our award winning resale franchises: Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  At September 28, 2024, there were 1,343 franchises in operation and over 2,800 available territories.  An additional 82 franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(Unaudited)

	September 28, 2024	December 30, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$37,197,000	$13,361,500
Restricted cash	90,000	25,000
Receivables, net	1,602,200	1,475,300
Net investment in leases - current	—	75,100
Income tax receivable	—	31,400
Inventories	441,800	386,100
Prepaid expenses	1,171,600	1,392,100
Total current assets	40,502,600	16,746,500

Property and equipment, net	1,519,000	1,669,800
Operating lease right of use asset	2,197,600	2,425,900
Intangible assets, net	2,728,800	2,994,300
Goodwill	607,500	607,500
Other assets	478,400	471,300
Deferred income taxes	3,917,300	4,052,400
	$51,951,200	$28,967,700

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$3,472,100	$4,217,900
Accounts payable	1,600,700	1,719,400
Income tax payable	30,400	—
Accrued liabilities	3,776,100	2,858,200
Deferred revenue	1,670,100	1,666,100
Total current liabilities	10,549,400	10,461,600
Long-Term Liabilities:
Line of credit/Term loan	30,000,000	30,000,000
Notes payable, net	32,431,200	34,848,800
Deferred revenue	8,028,600	7,657,500
Operating lease liabilities	3,260,100	3,715,800
Other liabilities	1,425,800	1,440,100
Total long-term liabilities	75,145,700	77,662,200
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,520,402 and 3,496,977 shares issued and outstanding	11,941,900	7,768,800
Retained earnings (accumulated deficit)	(45,685,800)	(66,924,900)
Total shareholders’ equity (deficit)	(33,743,900)	(59,156,100)
	$51,951,200	$28,967,700

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Revenue:
Royalties	$19,512,500	$19,210,000	$54,555,700	$53,063,400
Leasing income	316,200	1,291,900	1,677,400	3,948,700
Merchandise sales	702,500	997,800	2,738,500	3,601,900
Franchise fees	451,200	334,400	1,182,700	1,133,400
Other	528,500	483,700	1,586,800	1,456,200
Total revenue	21,510,900	22,317,800	61,741,100	63,203,600
Cost of merchandise sold	662,500	935,400	2,562,600	3,370,500
Leasing expense	—	11,000	36,600	381,700
Provision for credit losses	—	700	(1,500)	(4,600)
Selling, general and administrative expenses	5,919,800	6,248,200	18,979,000	18,694,300
Income from operations	14,928,600	15,122,500	40,164,400	40,761,700
Interest expense	(704,100)	(763,100)	(2,163,300)	(2,339,800)
Interest and other income	386,400	385,400	855,200	803,400
Income before income taxes	14,610,900	14,744,800	38,856,300	39,225,300
Provision for income taxes	(3,490,200)	(3,595,000)	(8,485,100)	(8,764,000)
Net income	$11,120,700	$11,149,800	$30,371,200	$30,461,300
Earnings per share - basic	$3.16	$3.20	$8.65	$8.77
Earnings per share - diluted	$3.03	$3.05	$8.29	$8.40
Weighted average shares outstanding - basic	3,520,334	3,485,852	3,510,461	3,475,066
Weighted average shares outstanding - diluted	3,671,121	3,653,730	3,663,309	3,627,550

Winmark Corporation

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 28, 2024	September 30, 2023
OPERATING ACTIVITIES:
Net income	$30,371,200	$30,461,300
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	345,600	313,400
Amortization of intangible assets	265,500	265,500
Provision for credit losses	(1,500)	(4,600)
Compensation expense related to stock options	1,458,200	1,451,000
Deferred income taxes	135,100	148,400
Operating lease right of use asset amortization	228,200	206,000
Tax benefits on exercised stock options	943,300	839,000
Change in operating assets and liabilities:
Receivables	(126,900)	(265,400)
Principal collections on lease receivables	104,700	485,200
Income tax receivable/payable	(881,600)	(281,500)
Inventories	(55,700)	479,700
Prepaid expenses	220,500	215,300
Other assets	(7,200)	(38,000)
Accounts payable	(118,700)	(427,100)
Accrued and other liabilities	472,200	1,021,600
Rents received in advance and security deposits	(28,000)	(254,600)
Deferred revenue	375,100	616,200
Net cash provided by operating activities	33,700,000	35,231,400
INVESTING ACTIVITIES:
Purchase of property and equipment	(194,900)	(284,700)
Net cash used for investing activities	(194,900)	(284,700)
FINANCING ACTIVITIES:
Payments on notes payable	(3,187,500)	(3,187,500)
Proceeds from exercises of stock options	2,715,000	3,154,200
Dividends paid	(9,132,100)	(7,997,900)
Net cash used for financing activities	(9,604,600)	(8,031,200)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	23,900,500	26,915,500
Cash, cash equivalents and restricted cash, beginning of period	13,386,500	13,680,600
Cash, cash equivalents and restricted cash, end of period	$37,287,000	$40,596,100
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$2,149,200	$2,309,100
Cash paid for income taxes	$8,281,400	$8,058,100

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Condensed Balance Sheets to the total of the same amounts shown above:
	Nine Months Ended
	September 28, 2024	September 30, 2023
Cash and cash equivalents	$37,197,000	$40,556,100
Restricted cash	90,000	40,000
Total cash, cash equivalents and restricted cash	$37,287,000	$40,596,100